UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 12, 2022

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On May 12, 2022, Consolidated Water Co. Ltd. (the “Company”), through its majority-owned subsidiary, PERC Water Corporation, entered into an agreement (the “Agreement”) with Liberty Utilities (Litchfield Park Water & Sewer)  Corp. (“Liberty”) relating to a planned membrane bioreactor wastewater treatment plant (the “Plant”) in Goodyear, Arizona. Under the Agreement, the Company will construct and commission the Plant over approximately the next 26 months.  The Plant is required to have an operating treatment capacity of four million gallons per day, expandable to 8 million gallons per day.

Liberty has agreed to pay the Company approximately $82 million (the “Project Fee”) for the Company’s performance under the Agreement, which Project Fee will be paid as monthly progress payments during construction of the Plant in amounts corresponding to the portion of the work completed and materials and equipment delivered and stored at the project site for subsequent incorporation in the completed construction.  The Project Fee is the maximum sum payable to the Company by Liberty and includes contingency amounts to account for risk of increases in the price of materials, equipment and labor necessary for the completion of work.  As such, the Company is assuming the risk of any such price increases, which will not be a basis for increasing the Project Fee.

The work will commence on May 12, 2022 and, subject to adjustments under the Agreement, the Company is obligated to achieve substantial completion of the Plant (“Substantial Completion”) by December 29, 2023 and final completion of the Plant (“Final Completion”) by June 4, 2024.  If the Company fails to timely achieve Substantial Completion (except as permitted as a result of force majeure events or delays caused solely by Liberty), the Company will be obligated to pay to Liberty $10,000 for each day that passes until the work is substantially complete.  After Substantial Completion, if the Company fails to timely achieve the scheduled Final Completion, the Company will be obligated to pay Liberty $5,000 for each day that passes until Final Completion.  Liberty may withhold the amount of any such payments from any progress or final payments due under the Agreement.  If Substantial Completion is attained on or before the scheduled date for Substantial Completion, Liberty will be obligated to pay the Company an early completion bonus of $10,000 for each day that Substantial Completion is attained early, not to exceed 60 days such that the early completion bonus will not exceed $600,000.

The Company will be liable and responsible for all work, acts or omissions performed by any third parties retained by the Company to perform work in connection with the Plant in accordance with the performance thresholds and scope set forth in the Agreement. The Company also will be required to procure and to pay for all licenses of intellectual property required for the Plant and will be required to defend suits or claims for infringement of copyrights and patent rights and hold Liberty harmless from loss on account thereof.  However, the Company will not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by Liberty, or where the copyright violations are contained in drawings, specifications or other documents prepared by Liberty.

The Company provided commercially standard indemnifications and is required to obtain performance and payment bonds, each in an amount at least equal to the Project Fee, including any and all change orders and/or price increases agreed to by the parties.  The Company also is required to maintain insurance coverage to protect Liberty and certain third parties as loss payees.

If the Company fails to carry out the work to be completed in connection with the Plant and does not commence and continue correction of such failure within a 10-day period after notice from Liberty, then Liberty may, without prejudice to other remedies, correct such failure.  Liberty may offset progress or final payments to reimburse itself for the cost of correcting such deficiencies.  If current and future payments are not sufficient to cover such amounts, the Company will be obligated to pay the difference to Liberty.

The Company may terminate the Agreement if (a) the work to be performed is stopped for 30 consecutive days for certain reasons stated in the Agreement, (b) the work is stopped for a period of 60 consecutive days as a result of Liberty repeatedly failing to fulfill its obligations under the Agreement with respect to matters important to the progress of the work, upon seven additional days’ notice to Liberty, or (c) if, through no act or fault of the Company or its subcontractor, agents, employees or others performing portions of the work, Liberty causes repeated suspensions, delays or interruptions constituting, in the aggregate, more than 100% of the total number of days scheduled for completion, or 120 days in any

365-day period, whichever is less.  If the Company terminates that Agreement for one of the reasons described in the foregoing sentence, the Company may recover from Liberty payment for the work performed, including reasonable overhead and profit on such work, and costs incurred by reason of such termination.

Liberty may terminate the Agreement for certain “cause” events arising out of the acts or omissions of the Company.  If a “cause” event occurs, Liberty may, after giving the Company seven days’ notice, terminate the Agreement and may: (i) exclude the Company from the site and take possession of materials, equipment, tools and construction equipment and machinery at the site owned by the Company; (ii) take assignment of subcontracts; and (iii) finish the work to be performed in connection with the Plant.  If the Agreement is terminated by Liberty for “cause” events, the Company will not be entitled to receive further payment until the work in connection with the Plant is completed. If the unpaid balance of the Project Fee exceeds the cost incurred by Liberty to finish the work and other damages incurred by Liberty, such excess will be paid to the Company.  If such costs and damages exceed the unpaid balance, the Company will be obligated to pay the difference to Liberty.

Liberty may, without “cause”, order the Company to suspend, delay or interrupt the work in connection with the Plant, in whole or in part, for such period of time as Liberty may determine.  The Project Fee and duration of the Agreement will be adjusted for increases in the cost and time caused by suspension, delay or interruptions ordered by Liberty.  Such adjustment of the Project Fee will include profit.  No adjustment will be made to the extent the performance is, was or would have been, so suspended, delayed or interrupted, by another cause for which the Company was responsible, or if an equitable adjustment is made or denied under another provision of the Agreement.

The Agreement also may be terminated by Liberty for convenience.  If the Agreement is terminated for Liberty’s convenience, then Liberty will be obligated to pay the Company a termination fee of 10% of the value of the remaining unperformed work under the Project or $2,000,000, whichever is less, as a termination fee.

The Agreement is not assignable without the prior written consent of the parties, except that Liberty may assign the Agreement to a lender providing construction financing if the lender assumes Liberty’s rights and obligations under the Agreement.

Item 9.01.           Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title

99.1	Press release issued by Consolidated Water Co. Ltd. on May 17, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: May 17, 2022

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